MOXIAN APPOINTS DR. CHEANG AS A DIRECTOR

Shenzhen, June 28, 2019 (GLOBE NEWSWIRE) — Moxian, Inc. (“Moxian” or the “Company”) (NASDAQ: MOXC), an O2O integrated platform operator and an exclusive operator of the Games Channel in the Xinhua News App, announced today that it has appointed Dr. David Cheang Sien Chan to its Board of Directors, effective July 1, 2019.

Dr. David Cheang, age 42, has over 20 years of working experience in business development and entrepreneurship. He is the Chairman, Group CEO and Founder of FULIFE Group Holdings Private Limited and DC13 Group of Companies (Property Development) in Singapore.

Dr. David Cheang is a successful entrepreneur with a strong background and proven track record in the sales and real estate industry. To date, David has achieved numerous awards and recognition throughout his career. Some of his recent notable awards include the SME One Asia Award (2014), JCI Top Ten Outstanding Young Persons (TOYP) of the World Award (2015), Teochew Entrepreneur Award (2016), and Asia Pacific Entrepreneurship Award (APEA) 2019.

His passion for entrepreneurship development and inspiring the youth generation has led him to be appointed as the Entrepreneur-in-Residence in Temasek Polytechnic, Singapore. He is also a Council Member of the Singapore Institute of Purchasing and Materials Management (SIPMM).

David is also a strong believer in contributing and having a positive impact to the society through his active community involvement in Singapore as a Patron at Yew Tee Citizens’ Consultative Committee (CCC), Queenstown Citizens’ Consultative Management Committee (CCMC), and Canchan Athletic Association. He is also the President of St. John’s Singapore Zone 7.

Dr. David Cheang obtained his BSc (Hons) Economics & Management from the University of London in 2001. He has also been conferred a Doctorate of Science in Business from the Edison World College(2017) and an Associate Professorship from the World Certification Institute (2018).

Welcoming Dr. David Cheang to the Board, Mr. Hao Qinghu, Director and Chief Executive Officer of the Company said, “David is an important addition to the Board with the depth of his invaluable experience and insights. Dr. Cheang joins William Yap Guan Hong, an independent director, as the second Singaporean to be appointed to the Board. As the Company seeks to expand into Singapore and South-East Asia with its mobile gaming and advertising business, we will count on Dr. Cheang to play a pivotal role, given his extensive contacts in the business and local communities in the region.”

About Moxian, Inc.

Founded in 2013, Moxian is located in Shenzhen, China, with branches in Beijing, Malaysia and Hong Kong, it is an O2O integrated platform operator, and a service provider of social media and Internet media marketing. The company’s “Moxian” mobile app platform connects users to merchant clients through their favorite games, rewards and social events, in return, to providing users with valuable information that merchant clients can use for effectively promoting products and services offered by their physical stores.

Safe Harbor Statement

This announcement contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements are based on the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be governed by terms such as “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” Believe, “estimate”, “potential”, “continue”, “in progress”, “goal”, “guidance expectations” and similar statements are identified. The company may also include in its periodic reports to the US Securities and Exchange Commission (“SEC”), annual reports to shareholders, press releases and other written materials, as well as oral statements from third parties to the company’s management, directors or employees. Oral forward-looking statements. Any statements that are not historical facts, including statements about the company’s philosophy and expectations, are forward-looking statements that involve factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These factors and risks include, but are not limited to, the following: company’s goals and strategies; future business development; financial status and operating results; expected growth of China’s credit industry, especially the expected growth of China’s online lending platform; market-oriented and credit products and The demand and acceptance of services; and the ability of credit to attract and retain borrowers and lenders in the market; the relationship between the company and strategic partners; industry competition; and policies and regulations related to the company’s structure, business and industry. More detailed information about these and other risks and uncertainties is included in the company’s filings with the Securities and Exchange Commission. All information provided in the company’s introduction is the latest information as of the date of publication of the company. Except as provided by applicable law, the company is not obligated to update such information.

Contacts:

Investor Relations

Phone: +86 (010) 5332 0602

Email: ir@moxiangroup.com